Exhibit 4.01

ELECTRONIC ARTS INC.

2000 EQUITY INCENTIVE PLAN

As Amended by the Stockholders on July 28, 2005

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock, Restricted Stock Units, and Stock Appreciation Rights. Capitalized terms not defined in the text are defined in Section 24.

2. SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares. Subject to Sections 2.2, 2.3 and 19, the aggregate number of Shares that have been reserved pursuant to this Plan is 67,400,000 Shares. Shares that are: (a) subject to issuance upon exercise of an Award but cease to be subject to such Award for any reason other than exercise of such Award; (b) subject to an Award granted hereunder but are forfeited; or (c) subject to an Award that otherwise terminates or is settled without Shares being issued shall revert to and again become available for issuance under the Plan. The following Shares shall not again become available for issuance under the Plan: (x) Shares that are not issued or delivered as a result of the net settlement of an Option or Stock Appreciation Right; (y) Shares that are used to pay the exercise price or withholding taxes related to an Award; or (z) Shares that are repurchased by the Company with the proceeds of an Option exercise. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options and Stock Appreciation Rights granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

2.2 Limitation on Number of Shares Subject to Restricted Stock Awards and Restricted Stock Unit Awards. The number of Shares that may be issued under Sections 6 and 7 of this Plan shall not exceed 4,000,000 in the aggregate.

2.3 Adjustment of Shares. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Awards, and (c) the number of Shares associated with other outstanding Awards, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

3. ELIGIBILITY. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees and directors of the Company or any Parent or Subsidiary of the Company. No person will be eligible to receive Awards covering more than 1,400,000 Shares in any calendar year under this Plan, of which no more than 400,000 Shares shall be covered by Awards of Restricted Stock or Restricted Stock Units, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive Awards covering up to a maximum of 2,800,000 Shares in the calendar year in which they commence their employment, of which no more than 800,000 Shares shall be covered by Awards of Restricted Stock or Restricted Stock Units. For purposes of these limits, each Restricted Stock Unit settled in Shares (but not those settled in cash), shall be deemed to cover one Share. A person may be granted more than one Award under this Plan.

4. ADMINISTRATION.

4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Except for automatic grants to Outside Directors pursuant to Section 10 hereof, and subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Except for automatic grants to Outside Directors pursuant to Section 10 hereof, the Committee will have the authority to:

(a)	construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)	prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)	select persons to receive Awards;

(d)	determine the form and terms of Awards;

(e)	determine the number of Shares or other consideration subject to Awards;

(f)	determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g)	grant waivers of Plan or Award conditions;

(h)	determine the vesting, exercisability and payment of Awards;

(i)	correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j)	determine whether an Award has been earned; and

(k)	make all other determinations necessary or advisable for the administration of this Plan.

4.2 Committee Discretion. Except for automatic grants to Outside Directors pursuant to Section 10 hereof, any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

4.3 Section 162(m). To the extent that Awards are granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a committee, which may be the Committee, of two or more “outside directors” within the meaning of Section 162(m) of the Code. For purposes of qualifying grants of Awards as “performance-based compensation” under Section 162(m) of the Code, the committee, in its discretion, may set restrictions based upon the achievement of performance goals. The performance goals shall be set by the committee on or before the latest date permissible to enable the Awards to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Awards that are intended to qualify under Section 162(m) of the Code, the committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Awards under Section 162(m) of the Code (e.g., in determining the performance goals).

5. OPTIONS. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISO”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and, except as otherwise required by the terms of Section 10 hereof, will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period; Performance Goals.

(a) Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided, further, that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

(b) Participant’s ability to exercise Options shall be subject to such restrictions, if any, as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant’s individual Stock Option Agreement. Options may vary from Participant to Participant and between groups of Participants. Should the Committee elect to impose restrictions on an Option, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Option; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares subject to such Option. Prior to such Option becoming exercisable, the Committee shall determine the extent to which such Performance Factors have been met. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different Performance Periods and have different performance goals and other criteria.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be not less than 100% of the Fair Market Value of the Shares on the date of grant; provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 9 of this Plan.

5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a)	If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

(b)	If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(c)	Notwithstanding the provisions in paragraph 5.6(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Board shall give the Participant an opportunity to present to the Board evidence on his behalf. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is terminated.

5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISO. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISO are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options, provided however, that (i) any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted and (ii) the Committee may not reduce the Exercise Price of outstanding Options without the approval of the stockholders. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to grant or to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the “Purchase Price”), if any, the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

6.1 Form of Restricted Stock Award. All grants or purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment, if any, for the Shares to the Company within thirty (30) days, or such other date as may be set forth in the Restricted Stock Purchase Agreement, from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment, if any, for the Shares to the Company within thirty (30) days, or such other date as may be set forth in the Restricted Stock Purchase Agreement, then the offer will terminate, unless otherwise determined by the Committee.

6.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award, if any, will be determined by the Committee on the date the Restricted Stock Award is granted. At the Committee’s discretion, consideration for the Restricted Stock Award may be in the form of continued service to the Company. Payment of the Purchase Price may be made in accordance with Section 9 of this Plan.

6.3 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant’s individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock

Purchase Agreement, unless the Committee determines otherwise in the case of a Participant who is not a “covered employee” for purposes of Section 162(m) of the Code in the year of Termination.

7. RESTRICTED STOCK UNITS. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a share of the Company’s Common Stock. A Restricted Stock Unit does not constitute a share of, nor represent any ownership interest in, the Company. The Committee will determine the number of Restricted Stock Units granted to any eligible person; whether the Restricted Stock Units will be settled in Shares, in cash, or in a combination of the two; the price to be paid (the “Purchase Price”), if any, for any Shares issued pursuant to a Restricted Stock Unit; the restrictions to which the Restricted Stock Units will be subject, and all other terms and conditions of the Restricted Stock Units, subject to the following:

7.1 Form of Restricted Stock Unit Award. All Restricted Stock Units granted pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Unit Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock Units will be accepted by the Participant’s execution and delivery of the Restricted Stock Unit Agreement within thirty (30) days, or such other date as may be set forth in the Restricted Stock Unit Agreement, from the date the Restricted Stock Unit Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Unit Agreement within thirty (30) days, or such other date as may be set forth in the Restricted Stock Unit Agreement, then the offer will terminate, unless otherwise determined by the Committee.

7.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Unit, if any, will be determined by the Committee on the date the Restricted Stock Unit is granted. At the Committee’s discretion, consideration for the Restricted Stock Unit may be in the form of continued service to the Company. Payment of the Purchase Price, if any, shall be made in accordance with Section 9 of this Plan when the Shares are issued.

7.3 Terms of Restricted Stock Units. Restricted Stock Units shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant’s individual Restricted Stock Unit Agreement. Restricted Stock Units may vary from Participant to Participant and between groups of Participants. Prior to the grant of Restricted Stock Units, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Unit; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Restricted Stock Units that will be awarded to the Participant. Prior to the payment (whether in Shares, cash or otherwise) of any Restricted Stock Units, the Committee shall determine the extent to which such Restricted Stock Units have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Units that are subject to different Performance Periods and have different performance goals and other criteria.

7.4 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Units only to the extent earned as of the date of Termination in accordance with the Restricted Stock Unit Agreement, unless the Committee determines otherwise in the case of a Participant who is not a “covered employee” for purposes of Section 162(m) of the Code in the year of Termination.

7.5 Payment When Restrictions Lapse. The cash or Shares that a Participant is entitled to receive pursuant to a Restricted Stock Unit shall be paid or issued to the Participant when all applicable restrictions and other conditions applicable to the Restricted Stock Unit have lapsed or have been satisfied, unless the Restricted Stock Unit Agreement provides for a later settlement date.

8. STOCK APPRECIATION RIGHTS. The Committee may grant Stock Appreciation Rights or SARs to eligible persons and will determine the number of Shares subject to the SARs, the Exercise Price of the SARs, the period during which the SARs may be exercised, and all other terms and conditions of the SARs, subject to the following:

8.1 Form of SAR Grant. SARs granted under this Plan will be evidenced by an Award Agreement that will expressly identify the SARs as freestanding SARs (SARs granted independent of any other Option), tandem SARs (SARs granted in connection with an Option, or any portion thereof), or any combination thereof (“SAR Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

8.2 Date of Grant. The date of grant of a SAR will be the date on which the Committee makes the determination to grant such SAR, unless otherwise specified by the Committee. The SAR Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the SAR.

8.3 Exercise Price and Other Terms.

(a) The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the Exercise Price for freestanding SARs shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the grant date. The Exercise Price for tandem SARs shall equal the Exercise Price of the related Option.

(b) Participant’s ability to exercise SARs shall be subject to such restrictions, if any, as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant’s individual SAR Agreement. SARs may vary from Participant to Participant and between groups of Participants. Should the Committee elect to impose restrictions on a SAR, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the SAR; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares subject to such SAR. Prior to such SAR becoming exercisable, the Committee shall determine the extent to which such Performance Factors have been met. Performance Periods may overlap and Participants may participate simultaneously with respect to SAR that are subject to different Performance Periods and have different performance goals and other criteria.

8.4 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. Tandem SARs may be exercised only with respect to the Shares for which the related Option is then exercisable. With respect to tandem SARs granted in connection with an Option: (a) the tandem SARs shall expire no later than the expiration of the underlying Option; (b) the value of the payout with respect to the tandem SARs shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the tandem SARs are exercised; and (c) the tandem SARs shall be exercisable only when the Fair Market Value of the Shares subject to the underlying Option exceeds the Exercise Price of the Option.

8.5 Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.

8.6 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The difference between (i) the Fair Market Value of a Share on the date of exercise (or such other date as may be determined by the Committee and set forth in the Participant’s SAR Agreement) and (ii) the Exercise Price; times

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon exercise of the SAR may be in cash, in Shares of equivalent value, or in some combination thereof.

8.7 Termination. Notwithstanding the exercise periods set forth in the SAR Agreement, exercise of a SAR will always be subject to the following:

(a)	If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s SAR only to the extent that such SAR would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event, no later than the expiration date of the SAR.

(b)	If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then Participant’s SAR may be exercised only to the extent that such SAR would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date, but in any event no later than the expiration date of the SAR.

(c)

Notwithstanding the provisions in paragraph 8.7(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the SAR shall be entitled to exercise any SAR with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which Termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Board shall give the Participant an opportunity to present to the Board evidence on his behalf. For the purpose of this paragraph, Termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is terminated.

9. PAYMENT FOR SHARE PURCHASES. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a)	by cancellation of indebtedness of the Company to the Participant;

(b)	by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

(c)	by waiver of compensation due or accrued to the Participant for services rendered;

(d)	with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1)	through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2)	through a “margin” commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(e)	by withholding from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to satisfy the Exercise Price or Purchase Price (the Fair Market Value of the Shares to be withheld shall be determined on the date that the Award is exercised by the Participant); or

(f)	by any combination of the foregoing; or

(g)	such other consideration and method of payment for issuance of Shares to the extent permitted by applicable laws.

10. AUTOMATIC GRANTS TO OUTSIDE DIRECTORS.

10.1 Types of Awards and Shares. Awards granted under this Plan and subject to this Section 10 may, at the discretion of the Committee, be NQSOs or SARs; provided, however, that any payment upon exercise of SARs granted pursuant to this section 10 shall be in Shares of equivalent value.

10.2 Eligibility. Awards subject to this Section 10 shall be granted only to Outside Directors. Outside Directors shall also be eligible to receive Awards granted pursuant to sections 5, 6, 7 and 8 hereof at such times and on such conditions as determined by the Committee.

10.3 Initial Grant. Each Outside Director who first becomes a member of the Board on or after the Effective Date will automatically be granted an Option or SAR, as determined by the Committee, for 25,000 Shares (an “Initial Grant”) on the date such Outside Director first becomes a member of the Board.

10.4 Succeeding Grants. Upon re-election to the Board at each Annual Meeting of Stockholders, each Outside Director will automatically be granted an Option or SAR, as determined by the Committee, for 10,000 Shares (a “Succeeding Grant”); provided, however, that any such Outside Director who received an Initial Grant since the last Annual Meeting of Stockholders will receive a prorated Succeeding Grant to purchase a number of Shares equal to 10,000 multiplied by a fraction whose numerator is the number of calendar months or portions thereof that the Outside Director has served since the date of the Initial Grant and whose denominator is twelve.

10.5 Vesting. The date an Outside Director receives an Initial Grant or a Succeeding Grant is referred to in this Plan as the “Start Date” for such Award. Each Initial Grant will vest as to 2% of the Shares on the Start Date for such Initial Grant, and as to an additional 2% of the Shares on the first day of each calendar month after the Start Date, so long as the Outside Director continuously remains a director of the Company. Succeeding Grants will vest in accordance with each Stock Option Agreement or SAR Agreement, as the case may be.

Notwithstanding any provision to the contrary, in the event of a corporate transaction described in Section 19.1, the vesting of all Awards granted to Outside Directors pursuant to this Section 10 will accelerate and such Awards will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and must be exercised, if at all, within three months of the consummation of said event. Any Awards not exercised within such three-month period shall expire.

10.6 Exercise Price. The exercise price of an Award pursuant to an Initial Grant or Succeeding Grant shall be the Fair Market Value of the Shares at the time that the Award is granted.

10.7 Deferral of Cash Compensation. Each Outside Director may elect to reduce all or part of the cash compensation otherwise payable for services to be rendered by him as a director (including the annual retainer and any fees payable for serving on the Board or a Committee of the Board) and to receive in lieu thereof Shares. Any such election shall be in writing and must be made before the services are rendered giving rise to such compensation, and may not be revoked or changed thereafter during the Outside Director’s term. On such election, the cash compensation otherwise payable will be increased by 10% for purposes of determining the number of Shares to be credited to such Outside Director.

If an Outside Director so elects to defer, there shall be credited to such Outside Director a number of Shares equal to the amount of the deferral (increased by 10% as described in the preceding sentence) divided by the Fair Market Value on the day in which the compensation would have been paid in the absence of a deferral election.

11. WITHHOLDING TAXES.

11.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

11.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

12. TRANSFERABILITY.

12.1 Except as otherwise provided in this Section 12, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs.

12.2 All Awards other than NQSOs and SARs. All Awards other than NQSOs and SARs shall be exercisable: (i) during the Participant’s lifetime, only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.

12.3 NQSOs and SARs. Unless otherwise restricted by the Committee, a NQSO and SAR shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, (B) the Participant’s guardian or legal representative, (C) a Family Member of the Participant who has acquired the NQSO or SAR by “permitted transfer;” and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees. “Permitted transfer” means, as authorized by this Plan and the Committee in a Stock Option Agreement or SAR Agreement, any transfer effected by the Participant during the Participant’s lifetime of an interest in such NQSO and SAR but only such transfers which are by gift or domestic relations order. A permitted transfer does not include any transfer for value and neither of the following are transfers for value: (a) a transfer under a domestic relations order in settlement of marital property rights or (b) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity.

13. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

13.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price pursuant to Section 13.2.

13.2 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price or Purchase Price, as the case may be.

14. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

15. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

16. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards; provided, however, that no such exchange program may, without the approval of the Company’s stockholders, allow for the cancellation of an outstanding Option followed by its immediate replacement with a new Option having a lower Exercise Price. The Committee may, subject to approval by the Company’s stockholders, at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

17. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

18. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

19. CORPORATE TRANSACTIONS.

19.1 Assumption or Replacement of Awards by Successor. Except for automatic grants to Outside Directors pursuant to Section 10 hereof, in the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Section 19.1, such Awards will accelerate and will become exercisable in full prior to the consummation of such transaction at such time and on such conditions as the Committee will determine, and if such Awards are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.

19.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 19, in the event of the occurrence of any transaction described in Section 19.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

19.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option or SAR rather than assuming an existing option, such new Option or SAR may be granted with a similarly adjusted Exercise Price.

20. ADOPTION AND STOCKHOLDER APPROVAL. This Plan will become effective on the date that it is adopted by the Board (the “Effective Date”). This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board. Upon the Effective Date, the Committee may grant Awards pursuant to this Plan; provided, however, that: (a) no Option or SAR may be exercised prior to initial stockholder approval of this Plan; (b) no Option or SAR granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; (c) in the event that initial stockholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be cancelled, any Shares issued pursuant to any Awards shall be cancelled and any purchase of Shares issued hereunder shall be rescinded; and (d) in the event that stockholder approval of such increase is not obtained within the time period provided herein, all Awards granted pursuant to such increase will be cancelled, any Shares issued pursuant to any Award granted pursuant to such increase will be cancelled, and any purchase of Shares pursuant to such increase will be rescinded.

21. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

22. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.

23. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

24. DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

“Award” means any award under this Plan, including any Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Cause” means the commission of an act of theft, embezzlement, fraud, dishonesty or a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board.

“Company” means Electronic Arts Inc. or any successor corporation.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option or a SAR, as the case may be, may purchase the Shares issuable upon exercise of such Option or SAR.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)	if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

(b)	if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c)	if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or

(d)	if none of the foregoing is applicable, by the Committee in good faith.

“Family Member” includes any of the following:

(a)	child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption;

(b)	any person (other than a tenant or employee) sharing the Participant’s household;

(c)	a trust in which the persons in (a) and (b) have more than fifty percent of the beneficial interest;

(d)	a foundation in which the persons in (a) and (b) or the Participant control the management of assets; or

(e)	any other entity in which the persons in (a) and (b) or the Participant own more than fifty percent of the voting interest.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Outside Director” means a member of the Board who is not an employee of the Company or any Parent or Subsidiary of the Company.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

“Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(a)	Net revenue;

(b)	Earnings before interest, income taxes, depreciation and amortization;

(c)	Operating income;

(d)	Operating margin;

(e)	Net income;

(f)	Earnings per share;

(g)	Total stockholder return;

(h)	The Company’s stock price;

(i)	Growth in stockholder value relative to a pre-determined index;

(j)	Return on equity;

(k)	Return on invested capital;

(l)	Operating cash flow;

(m)	Free cash flow;

(n)	Economic value added; and

(o)	Individual confidential business objectives.

The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

“Performance Period” means the period of service determined by the Committee, which shall be no less than one calendar quarter nor more than five years (unless tied to a specific and objective milestone or event), during which time of service or performance is to be measured for Awards.

“Plan” means this EA 2000 Equity Incentive Plan, as amended from time to time.

“Restricted Stock Award” means an award of Shares that are subject to restrictions pursuant to Section 6.

“Restricted Stock Unit” means an award of the right to receive, in cash or Shares, the value of a share of the Company’s Common Stock pursuant to Section 7.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 19, and any successor security.

“Stock Appreciation Right” or “SAR” means an Award, granted alone or in tandem with a related Option that pursuant to Section 8 is designated as a SAR.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.

“Vested Shares” means “Vested Shares” as defined in the Award Agreement.

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ELECTRONIC ARTS INC.

NONQUALIFIED STOCK OPTION GRANT

2000 EQUITY INCENTIVE PLAN

Electronic Arts Inc., a Delaware corporation, (the “Company”) hereby grants to the optionee named below (the “Optionee”), a non-qualified stock option (the “Option”) under the Company’s 2000 Equity Incentive Plan as amended (the “Plan”), to purchase the total number of shares set forth below of common stock of the Company (the “Option Shares”) at the exercise price per share set forth below (the “Exercise Price”). The option is subject to all the terms and conditions of the Nonqualified Stock Option Grant including the terms and conditions contained in the attached Appendix A (the “Grant”) and the Plan, the provisions of which are incorporated herein by reference. The principal features of the option are as follows:

Optionee:	_______________________________________

Address:	_______________________________________

Number of Option Shares:	__________	Exercise Price per Share:	__________
Date of Grant:	__________	Expiration Date:	__________
Vest Start Date:	__________

Subject to the terms and conditions of the Plan and the Grant, the Option shall vest and become exercisable as to 24%, 12 months from Vest Start Date and will then vest 2% first calendar day of each month thereafter for 38 months. Optionee may then exercise the Option with respect to vested Option Shares at any time until expiration or termination.

The Optionee shall be deemed to have worked a calendar month if Optionee has worked any portion of that month. Only vested Options may be exercised. Vesting will continue in accordance with the Grant schedule during a leave of absence that is protected under local law (which may include, but is not limited to, a maternity, paternity, disability, medical, or military leave), provided that such vesting shall not exceed the maximum vesting period protected by local law. Vesting shall be suspended during any unpaid personal leave of absence, except as otherwise provided by local law.

PLEASE READ ALL OF APPENDIX A WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THE OPTION.

ELECTRONIC ARTS INC.

Stephen G. Bené
Sr. Vice President, General Counsel

ACCEPTANCE

Optionee hereby acknowledges that a copy of the Plan and a copy of the Prospectus as amended are available upon request from the Stock Administration department and can also be accessed electronically. Optionee represents that Optionee has read and understands the terms and conditions thereof, and accepts the Option subject to all the terms and conditions of the Plan and the Grant. Optionee acknowledges that there may be adverse tax consequences upon exercise of the Option and that Optionee should consult a tax adviser prior to such exercise.

Optionee

Appendix A

ELECTRONIC ARTS INC.

Nonqualified Stock Option (the “Option”) Terms and Conditions (US)

Under the 2000 Equity Incentive Plan

1. Form of Option Grant. Each Option granted under the Plan shall be evidenced by a Stock Option Grant (the “Grant”) in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of the Plan. Grants may be evidenced by paper copy or electronic copy.

2. Date of Grant. The date of grant of the Option shall be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the committee. The Grant representing the Option will be delivered to Optionee within a reasonable time after the granting of the Option. Copies of the Plan and Prospectus are available electronically at http://portal.ea.com/home/stockadmin and can also be obtained by contacting the Stock Administration Department. Delivery may be made either by paper copy or electronically.

3. Exercise Price. The exercise price of the Option shall be determined by the Committee on the date the Option is granted.

4. Exercise Period. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Grant; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted.

5. Restrictions on Exercise. Exercise of the Option is subject to the following limitations:

(a) The Option may not be exercised until the Plan has been approved by the stockholders of the Company as set forth in the Plan.

(b) The Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, all applicable state securities laws, and the requirements of any stock exchange or national market system on which the Company’s Common Stock may be listed, as they are in effect on the date of exercise.

(c) The Option may be exercised even if there is outstanding, within the meaning of Section 422A(c)(7) of the Internal Revenue Code of 1954, as amended (the “Code”), any incentive stock option to purchase stock of the Company or its Parent or Subsidiary (as defined in the plan) that was granted to the Optionee before the grant of the Option.

6. Cancellation of Option.

(a) Except as provided in this section, the Option shall be cancelled in whole if Optionee is terminated and may not be exercised to the extent cancelled. If the Optionee is terminated for any reason except by death or disability, the Option, to the extent it is exercisable on the Termination Date, may be exercised by the Optionee within three (3) months after the Termination Date, but in no event later than the Expiration Date;

(b) Except as provided in this subsection, the Option shall be cancelled in part, if Optionee ceases to be a full-time employee, but remains an employee of the Optionee’s employer, and may not be exercised to the extent cancelled. If the Optionee ceases to be a full-time employee for any reason other than disability, the Option, to the extent it is exercisable on the date on which the Optionee ceases to be a full-time employee, may be exercised by the Optionee within three (3) months after the Termination Date, but in no event later than the Expiration Date:

(i) Unless otherwise required by local law, an Optionee shall be deemed to be a “full-time” employee if Optionee works not less than 40 hours per week;

(ii) Except to the extent the Option is cancelled in accordance with subsection (b)(iii) below, the Option shall continue to vest in equal monthly amounts from the Termination Date up to 50 calendar months from the vest start date set forth in the Grant (the “Vest Start Date”), provided the Optionee is continuously employed during the period; and

(iii) The number of Option Shares under the Option that shall be cancelled in accordance with this subsection will be determined by multiplying the total number of Option Shares by the following fraction:

40 minus [number of hours regularly worked per week]

40

(c) If the Optionee’s employment with the Company is terminated because of the Retirement of the Optionee, as defined below, the Option, to the extent that it is exercisable on the Termination Date, may be exercised by the Optionee at any time prior to the earlier of (i) expiration of sixty (60) months from the Termination Date, and (ii) the Expiration Date. For the purposes of this Paragraph 6(c) “Retirement” means voluntary termination of employment with the Company by Optionee if Optionee’s age added to Optionee’s years of Service with the Company equals or exceeds sixty (60) and Optionee has at least ten (10) years of service with the Company. For the purposes of this Paragraph 6(c), “Service” means employment from date of hire to Termination Date plus any previous employment with the Company where the previous employment period was at least 12 months (exclusive of any extended non-medical leaves of absence) and exceeded the length of time between Optionee’s previous and current employment with the Company.

(d) If the Optionee is Terminated because of the death of the Optionee or disability of the Optionee within the meaning of Section 22(e)(3) of the Code, the Option, to the extent that it is exercisable on the Termination Date, may be exercised by the Optionee (or the Optionee’s legal representative) at any time prior to the expiration of twelve months after the Termination Date, but in any event no later than the Expiration Date.

(e) Notwithstanding the provisions in subsection 6(a) above, if the Optionee’s employment is terminated for Cause, the Option may not be exercised to any extent whatsoever and any and all rights and claims Optionee may have to any Option Shares, or value attributable to any Option Shares upon vesting is hereby revoked.

(f) Nothing in the Plan or the Grant shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Optionee’s employment or other relationship at any time, with or without cause.

7. Manner of Exercise.

(a) The Option shall be exercisable by delivery to the Company of written notice in the form attached hereto as Exhibit A, or in such other form as may be approved by the Board of Directors of the Company, which shall set forth the Optionee’s election to exercise the Option, the number of Option Shares being purchased, and such other representations and agreements as to the Optionee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.

(b) Such notice shall be accompanied by full payment of the Exercise Price (i) in cash; (ii) by tender of shares of Common Stock of the Company having a fair market value equal to the Exercise Price; or (iii) a combination of the foregoing, provided that a portion of the exercise price equal to the par value of the Shares, if any, must be paid in cash or other legal consideration.

(c) Prior to the issuance of the Option Shares upon exercise of the Option, the Optionee must pay or make adequate provision for any applicable federal, state, or provincial withholding obligations of the Company.

(d) Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Option Shares registered in the name of the Optionee or the Optionee’s legal representative.

8. Compliance with Laws and Regulations. The issuance and transfer of Option Shares shall be subject to compliance by the Company and the Optionee with all applicable requirements of federal and state laws and with all applicable requirements of any stock exchange or national market system on which the Company’s Common Stock may be listed at the time of such issuance or transfer.

9. Nontransferability of Option. No Option or Stock Purchase Right may be sold, pledged, hypothecated, transferred or disposed of in any manner other than by will or the laws of descent and distribution or as determined by the Committee and set forth in the written grant with respect to Stock Purchase Rights and Options that are not Incentive Stock Options.

10. Tax Consequences. Set forth below is a brief summary as of the date the form of grant was adopted of some of the federal and California tax consequences of exercise of the Option and disposition of the Shares. Additional information is included in the Prospectus for the Plan, as amended. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

(a) Exercise. Upon exercise, Optionee will recognize compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. The Company may be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

(b) Disposition of the Shares. For federal tax purposes, if the Shares are held for less than twelve (12) months after the date of transfer of the Shares pursuant to the exercise of a nonqualified stock option, any gain realized on the disposition of the Shares will be treated as a short-term capital gain. If the Shares are held for more than twelve (12) months any such gain will be treated as long-term capital gain.

11. Authority of the Board and the Committee. Any dispute regarding the interpretation of the Grant shall be submitted by Optionee, Optionee’s employer, or the Company, forthwith to the Board or the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or Committee shall be final and binding on the Optionee, Optionee’s employer, and/or the Company.

12. Entire Agreement. The Exercise Notice and Agreement attached as Exhibit A and the Plan available upon request from the Stock Administration department and also accessible electronically is incorporated herein by reference. The Grant, the Plan and the Exercise Notice and Agreement constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

ELECTRONIC ARTS INC.

STOCK OPTION EXERCISE NOTICE AND AGREEMENT

Electronic Arts Inc.

209 Redwood Shores Parkway

Redwood City, CA 94065

Attention: Stock Administrator

1. Exercise of Option. The undersigned (the “Optionee”) hereby elects to exercise the Optionee’s option to purchase shares of the Common Stock (the “Option Shares”) of Electronic Arts Inc. (the “Company”) pursuant to the following grant (the “Grant”):

Plan: ____________________________________	Grant No.: ________________________________
Date of Grant: _____________________________	No. of Option Shares to be purchased:________________________________

2. Representations of Optionee. The Optionee hereby acknowledges, represents, and warrants that the Optionee has received, read, and understood the Plan and the Grant; and will abide by and be bound by the respective terms and conditions.

3. Compliance with Securities Laws. The Optionee understands and acknowledges that the exercise of any rights to purchase any Option Shares is expressly conditioned upon compliance with the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, all applicable state securities laws, and the requirements of any stock exchange or national market system on which the Company’s Common Stock may be listed, as they are in effect on the date of exercise. The Optionee agrees to cooperate with the Company to ensure compliance with such laws.

4. Stop Transfer Notices. The Optionee understands and agrees that the Company may issue appropriate “stop transfer” instructions to its transfer agent to ensure compliance with any restrictions on transfer required by applicable laws or regulations.

5. Tax Consequences. THE OPTIONEE UNDERSTANDS THAT THE OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF THE OPTIONEE’S PURCHASE OR DISPOSITION OF THE OPTION SHARES. THE OPTIONEE REPRESENTS THAT THE OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) THAT THE OPTIONEE DEEMS NECESSARY IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE OPTION SHARES; AND THAT THE OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

6. Payment. The Optionee herewith delivers to the Company the aggregate exercise price of the Option Shares that the Optionee has elected to purchase. In addition to the aggregate exercise price, the Optionee herewith delivers to the Company the amount of, or has made adequate provisions for, the withholding of applicable income tax, social insurance, and other taxes.

7. Cashless Exercise. If the cashless method of exercise is used, payment of the aggregate exercise price shall be made through a special sale and remittance procedure pursuant to which the Optionee provides irrevocable instructions to (A) a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income tax, social insurance, and other taxes required to be withheld by the Company by reason of such exercise; and (B) the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

8. Entire Agreement. This Exercise Notice and Agreement, the Non-Qualified Stock Option Grant, and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

9. Governing Law. This Exercise Notice and Agreement, the Non-Qualified Stock Option Grant, and the Plan shall be governed by, and subject to, the laws of the State of California, United States, except for that body of law pertaining to conflicts of laws.

OPTIONEE	ELECTRONIC ARTS INC.

By:	By:
Name:	Name:	Steve Bené
	Title:	Sr. Vice President, General Counsel
Date:	Date:

Appendix A

ELECTRONIC ARTS INC.

Nonqualified Stock Option Terms and Conditions (Intl.)

Under the 2000 Equity Incentive Plan

1. Form of Option Grant. The Option granted under the Plan shall be evidenced by a written Stock Option Grant (the “Grant”) in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of the Plan. Grants may be evidenced by paper copy or electronic copy.

2. Date of Grant. The date of grant of the Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Grant representing the Option will be delivered to Optionee within a reasonable time after the granting of the Option. Delivery may be made by either paper copy or electronic copy.

3. Exercise Price. The Committee shall determine the exercise price of the Option on the date the Option is granted.

4. Exercise Period. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Grant; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted (the “Expiration Date”).

5. Restrictions on Exercise. Exercise of the Option is subject to the following limitations:

(a) the Option may not be exercised until the Plan has been approved by the stockholders of the Company as set forth in the Plan;

(b) the Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, all applicable state securities laws, and the requirements of any stock exchange or national market system on which the Company’s Common Stock may be listed, as they are in effect on the date of exercise; and

(c) the Option may be exercised even if there is outstanding, within the meaning of Section 422A(c)(7) of the Code, any incentive stock option to purchase stock of the Company or its Parent or Subsidiary (as defined in the Plan) that was granted to the Optionee before the grant of the Option.

6. Acknowledgments and Waiver. The Optionee agrees and acknowledges that:

(a) the Plan is discretionary and the Company can amend or cancel it at any time;

(b) participation in the Plan is voluntary and does not create any contractual or other right to receive future rights to purchase shares;

(c) the right to purchase shares under the Plan is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any termination, severance, resignation, redundancy, bonuses, pension or retirement benefits or similar payments;

(d) the future value of the shares purchased under the Plan is unknown and cannot be predicted with certainty;

(e) no claim or entitlement to compensation or damages arises from the termination of the right to purchase shares or diminution in value of the shares purchased under the Plan and the Optionee irrevocably releases the Company and the Optionee’s employer from any such claim that may arise; and

(f) the Optionee’s participation in the Plan shall not create a right to further employment with the Optionee’s employer and shall not interfere with the ability of the Optionee’s employer to terminate the employment relationship at any time.

7. Cancellation of Option.

(a) Except as provided in this section, the Option shall be cancelled in whole if Optionee is terminated and may not be exercised to the extent cancelled. If the Optionee is terminated for any reason except by death or disability, the Option, to the extent it is exercisable on the Termination Date, may be exercised by the Optionee within three (3) months after the Termination Date, but in no event later than the Expiration Date;

(b) Except as provided in this subsection, the Option shall be cancelled in part, if Optionee ceases to be a full-time employee, but remains an employee of the Optionee’s employer, and may not be exercised to the extent cancelled. If the Optionee ceases to be a full-time employee for any reason other than disability, the Option, to the extent it is exercisable on the date on which the Optionee ceases to be a full-time employee, may be exercised by the Optionee within three (3) months after the Termination Date, but in no event later than the Expiration Date:

(i) Unless otherwise required by local law, an Optionee shall be deemed to be a “full-time” employee if Optionee works not less than 40 hours per week;

(ii) Except to the extent the Option is cancelled in accordance with subsection (b)(iii) below, the Option shall continue to vest in equal monthly amounts from the Termination Date up to 50 calendar months from the vest start date set forth in the Grant (the “Vest Start Date”), provided the Optionee is continuously employed during the period; and

(iii) The number of Option Shares under the Option that shall be cancelled in accordance with this subsection will be determined by multiplying the total number of Option Shares by the following fraction:

40 minus [number of hours regularly worked per week]

40

(c) If the Optionee’s employment with the Company is terminated because of the Retirement of the Optionee, as defined below, the Option, to the extent that it is exercisable on the Termination Date, may be exercised by the Optionee at any time prior to the earlier of (i) expiration of sixty (60) months from the Termination Date, and (ii) the Expiration Date. For the purposes of this Paragraph 7(c) “Retirement” means voluntary termination of employment with the Company by Optionee if Optionee’s age added to Optionee’s years of Service with the Company equals or exceeds sixty (60) and Optionee has at least ten (10) years of service with the Company. For the purposes of this Paragraph 7(c), “Service” means employment from date of hire to Termination Date plus any previous employment with the Company where the previous employment period was at least 12 months (exclusive of any extended non-medical leaves of absence) and exceeded the length of time between Optionee’s previous and current employment with the Company.

(d) If the Optionee is Terminated because of the death of the Optionee or disability of the Optionee within the meaning of Section 22(e)(3) of the Code, the Option, to the extent that it is exercisable on the Termination Date, may be exercised by the Optionee (or the Optionee’s legal representative) at any time prior to the expiration of twelve months after the Termination Date, but in any event no later than the Expiration Date.

(e) Notwithstanding the provisions in subsection 7(a) above, if the Optionee’s employment is terminated for Cause, the Option may not be exercised to any extent whatsoever and any and all rights and claims Optionee may have to any Option Shares, or value attributable to any Option Shares upon vesting is hereby revoked.

(f) Notwithstanding the provisions in subsection 7(a) above, if (i) the Optionee’s employment with the Company is terminated other than for Cause, (ii) the Optionee was subject to the Company’s “trading window” (as described in the Company’s Policy on Securities Trades by Electronic Arts Personnel) at the time his or her employment was terminated, and (iii) the “trading window” was closed at the time the Optionee’s employment was terminated and remained closed during the entire Post-Termination Exercise Period (thereby preventing the immediate resale of Shares acquired upon exercise of the Option), then the Option, to the extent it is exercisable on the Termination Date, shall remain exercisable until [ten (10)] days after the date the Optionee is notified by the Company that the “trading window” has been opened; provided, however, that no Option will be exercisable later than the Expiration Date.

8. Manner of Exercise.

(a) The Option shall be exercisable by delivering to the Company a written notice in the form attached hereto as Exhibit A or in such other form as may be approved by the Board, which shall set forth the Optionee’s election to exercise the Option, the number of Option Shares being purchased, and such other representations and agreements as to the Optionee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.

(b) Such notice shall be accompanied by full payment of the Exercise Price (i) in cash; (ii) by tender of shares of Common Stock of the Company having a fair market value equal to the Exercise Price; or (iii) a combination of the foregoing, provided that a portion of the exercise price equal to the par value of the Shares, if any, must be paid in cash or other legal consideration.

(c) Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Option Shares registered in the name of the Optionee or the Optionee’s legal representative.

9. Governing Law. The Grant as well as the terms and conditions set forth in the Plan shall be governed by, and subject to, the law of the State of California, United States.

10 Translation. If the Optionee has received this or any other document related to the Plan that is translated into a language other than English and if the translated version is different from the English version, the English version will take precedence.

11 Tax Withholding.

(a) The Company will assess its requirements regarding tax, social insurance, and other applicable taxes (“Tax Items”) in connection with the Option. These requirements may change from time to time as laws or interpretations change. Regardless of the Company’s actions in this regard, the Optionee hereby acknowledges and agrees that the ultimate liability for Tax Items is the responsibility of the Optionee and that the Company and/or the Optionee’s employer:

(i) make no representations or undertakings regarding the treatment of any Tax Items in connection with any aspect of the Grant, including the grant or exercise of the purchase rights and the subsequent sale of shares acquired under the Plan; and

(ii) do not commit to structure the terms of the Grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax Items.

(b) Prior to the issuance of the Option Shares upon exercise of the Option, the Optionee must pay or make adequate provisions for the withholding of Tax Items. The Optionee authorizes the Company and/or the Optionee’s employer to withhold all applicable Tax Items legally payable by the Optionee from the compensation paid to the Optionee by the Company and/or the Optionee’s employer or from proceeds of sale. Alternatively, or in addition, if permissible under local law, the Company may sell or arrange for the sale of shares that the Optionee is due to acquire to meet the minimum withholding obligation for Tax Items. The Company or the Optionee’s employer will repay to the Optionee any estimated withholding which is not required in satisfaction of any Tax Items. The Optionee shall pay to the Company or the Optionee’s employer any amount of any Tax Items that the Company or the Optionee’s employer may be required to withhold as a result of the Optionee’s participation in the Plan or the Optionee’s purchase of shares that cannot be satisfied by the means previously described.

12. Data Privacy. As a condition of participating in the Plan, the Optionee:

(a) consents to the collection, use, processing, and transfer, in electronic or other form, of personal data described in this section by, as applicable, the employer of the Optionee, and the Company and any of its Subsidiaries or affiliates for the exclusive purpose of administering the Optionee’s participation in the Plan;

(b) understands that the Company, the Optionee’s employer and any of its Subsidiaries or affiliates may hold certain personal information about the Optionee, including the Optionee’s name, home address and telephone number, date of birth, social security number or other identification number, nature and amount of compensation, nationality, job title, any shares or directorships held in the Company, details of all purchase rights or any other entitlement to shares awarded, canceled, purchased, or outstanding in the Optionee’s favor, for the purpose of administering the Plan (“Data”);

(c) understands that Data may be transferred to any third parties assisting the Company in the administration of the Plan;

(d) understands that the recipients of Data may be located in the Optionee’s country of residence, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Optionee’s country of residence;

(e) authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of administering the Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares on the Optionee’s behalf to a broker or other third party with whom the Optionee may elect to deposit any shares acquired pursuant to the Plan;

(f) understands that Data will be held only as long as necessary to administer the Optionee’s participation in the Plan;

(g) understands that the Optionee may, at any time, review Data, require any necessary amendments to Data or withdraw the consents herein in writing by contacting the Company; and

(h) understands that withdrawing the Optionee’s consent may affect the Optionee’s ability to participate in the Plan.

13. Nontransferability of Option. No Option may be sold, pledged, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution or as determined by the Committee and set forth in the Grant.

14. Exclusion of Option From Notice Period. The period of continuous employment for the purposes of the Grant shall be the period commencing on the Vest Start Date and ending on the Termination Date, or if earlier, the date on which the Optionee’s employer gives notice of Termination (the “Vest End Date”). In no event shall vesting of the Option extend beyond the Vest End Date, nor shall any potential value of the Option after the Vest End Date be considered in determining any notice or compensation in lieu of notice that may be required or given upon Termination. Optionee agrees that this provision is a condition to the Grant and hereby waives any and all rights and claims Optionee may have to any Option Shares, or value attributable to any Option Shares, which would have under any circumstances vested after the Vest End Date.

15. Authority of the Board and the Committee. Any dispute regarding the interpretation of the Grant shall be submitted by Optionee, Optionee’s employer, or the Company, forthwith to the Board or the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or Committee shall be final and binding on the Optionee, Optionee’s employer, and/or the Company.

16. Entire Agreement. The Grant, the Plan and the written notice and agreement attached as Exhibit A constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

17. Notice. Copies of the Plan and prospectus are available electronically at http://portal.ea.com/home/stockadmin. The Company’s most recent annual report and published financial statements are available electronically as soon as practicable after their publication by clicking the “Financial Reports” link at http://investor.ea.com. The Plan, prospectus, the Company’s annual report, and the Company’s financial statements are also available at no charge by submitting a request to the Company’s Stock Administration Department at stockadministration@ea.com.

ELECTRONIC ARTS INC.

STOCK OPTION EXERCISE NOTICE AND AGREEMENT

Electronic Arts Inc.

209 Redwood Shores Parkway

Redwood City, CA 94065

Attention: Stock Administrator

1. Exercise of Option. The undersigned (the “Optionee”) hereby elects to exercise the Optionee’s option to purchase shares of the Common Stock (the “Option Shares”) of Electronic Arts Inc. (the “Company”) pursuant to the following grant (the “Grant”):

Plan: ____________________________________	Grant No.: __________________________________
Date of Grant: _____________________________	No. of Option Shares to be purchased:____________

2. Representations of Optionee. The Optionee hereby acknowledges, represents, and warrants that the Optionee has received, read, and understood the Plan and the Grant; and will abide by and be bound by the respective terms and conditions.

3. Compliance with Securities Laws. The Optionee understands and acknowledges that the exercise of any rights to purchase any Option Shares is expressly conditioned upon compliance with the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, all applicable state securities laws, and the requirements of any stock exchange or national market system on which the Company’s Common Stock may be listed, as they are in effect on the date of exercise. The Optionee agrees to cooperate with the Company to ensure compliance with such laws.

4. Stop Transfer Notices. The Optionee understands and agrees that the Company may issue appropriate “stop transfer” instructions to its transfer agent to ensure compliance with any restrictions on transfer required by applicable laws or regulations.

5. Tax Consequences. THE OPTIONEE UNDERSTANDS THAT THE OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF THE OPTIONEE’S PURCHASE OR DISPOSITION OF THE OPTION SHARES. THE OPTIONEE REPRESENTS THAT THE OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) THAT THE OPTIONEE DEEMS NECESSARY IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE OPTION SHARES; AND THAT THE OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

6. Payment. The Optionee herewith delivers to the Company the aggregate exercise price of the Option Shares that the Optionee has elected to purchase. In addition to the aggregate exercise price, the Optionee herewith delivers to the Company the amount of, or has made adequate provisions for, the withholding of applicable income tax, social insurance, and other taxes.

7. Cashless Exercise. If the cashless method of exercise is used, payment of the aggregate exercise price shall be made through a special sale and remittance procedure pursuant to which the Optionee provides irrevocable instructions to (A) a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income tax, social insurance, and other taxes required to be withheld by the Company by reason of such exercise; and (B) the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

8. Entire Agreement. This Exercise Notice and Agreement, the Non-Qualified Stock Option Grant, and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

9. Governing Law. This Exercise Notice and Agreement, the Non-Qualified Stock Option Grant, and the Plan shall be governed by, and subject to, the laws of the State of California, United States, except for that body of law pertaining to conflicts of laws.

OPTIONEE	ELECTRONIC ARTS INC.

By:	By:
Name:	Name:	Stephen G. Bené
	Title:	Senior Vice President, General Counsel
Date:	Date:

ELECTRONIC ARTS INC.

NONQUALIFIED STOCK OPTION GRANT

2000 EQUITY INCENTIVE PLAN

Employee: Name	Employee #:

Address:	Grant #:

Class:

Location:

Electronic Arts Inc., a Delaware corporation, (the “Company”) hereby grants to the individual named above (the “Optionee”), a non-qualified stock option grant (the “Option”) under the Company’s 2000 Equity Incentive Plan (the “Plan”), to purchase the total number of shares set forth below of common stock of the Company (the “Option Shares”) at the exercise price set forth below (the “Exercise Price”). The Option is subject to all the terms and conditions of the Nonqualified Stock Option Grant including the terms and conditions in the attached Appendix A (the “Grant”) and the Plan, the provisions of which are incorporated herein by reference. All capitalized terms used in this Grant that are not defined herein have the meanings defind in the Plan. The principal features of the Option are as follows:

Number of Option Shares:	Exercise Price:

Date of Grant:	Expiration Date:

Vest Start Date:

Subject to the terms and conditions of the Plan and the Grant, these Options will first vest and become exercisable as to 24%, 12 months from Vest Start Date and will then vest 2% on the first calendar day of each month thereafter for 38 months. The Optionee may then exercise the option to the extent it has become vested, at any time until expiration or cancellation.

The Optionee shall be deemed to have worked a calendar month if Optionee has worked any portion of that month. Only vested Options may be exercised. Vesting will continue in accordance with the Grant schedule during a leave of absence that is protected under local law (which may include, but is not limited to, a maternity, paternity, disability, medical, or military leave), provided that such vesting shall not exceed the maximum vesting period protected by local law. Vesting shall be suspended during any unpaid personal leave of absence, except as otherwise provided by local law.

Election to Transfer Employer’s National Insurance Contributions Liability to Optionee (the “Election”).

Optionee acknowledges that he or she will pay the employee’s primary Class 1 National Insurance Contributions (“the Primary Contributions”) due on the exercise or assignment or release of the Option, pursuant to section 4(4)(a) of the Social Security Contributions and Benefits Act 1992. The Primary Contributions will be payable (i) on the gain arising on exercise or (ii) in the case of assignment or release of the Option, in respect of the difference between the amount of the consideration (if any) given for such assignment or release and the amount of the consideration (if any) given for the Option.

In addition, Optionee and Electronic Arts Limited (“the Employer”) hereby elect that the entire liability of the Employer to pay secondary Class 1 National Insurance Contributions due on the exercise or assignment or release of the Option (“the Secondary Contributions”) is hereby transferred to Optionee. The Secondary Contributions will also be payable (i) on the gain arising on exercise or (ii) in the case of assignment or release of the Option, in respect of the difference between the amount of the consideration (if any) given for such assignment or release and the amount of the consideration (if any) given for the Option. The purpose of this Election is to transfer the Employer’s liability for the Secondary Contributions to the Optionee.

Optionee hereby authorizes the Employer to collect the Secondary Contributions from the Optionee within 30 days after the exercise or assignment or release of the Option or, if earlier, within 14 days after the end of the tax month during which such exercise or assignment or release takes place:

(i) by deduction from salary or any other payment which is payable to the Optionee at any time on or after the date of exercise or assignment or release of the Option, or

(ii) directly from the Optionee by payment in cleared funds, or

(iii) by arranging for the sale of some of the shares that the Optionee is entitled to receive on the exercise of the Option.

The Company has reserved the right under the Plan to withhold the transfer of any shares unless payment is received within the requisite period.

Optionee and the Employer agree to be bound by the terms of this Election. Optionee and the Employer agree that the terms of this Election will apply regardless of whether the Optionee is abroad or not employed on the date on which the liability to Secondary Contributions becomes due.

This Election will continue in effect until such time (if ever) as both the Optionee and the Employer agree that it should cease to have effect or, if earlier, until the date the Inland Revenue may withdraw approval of this Election. This Election will cease to have effect after due payment of the Secondary Contributions in respect of the exercise or assignment or release or cancellation of the Options.

The Employer agrees to pay the Secondary Contributions to the Inland Revenue on behalf of the Optionee within 14 days after the end of the tax month during which the exercise or assignment or release of the Option takes place.

PLEASE READ ALL OF APPENDIX A WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THE OPTION.

ELECTRONIC ARTS INC.

Stephen G. Bené
Senior Vice President, General Counsel

ACCEPTANCE:

Optionee hereby acknowledges that a copy of the Plan, the Rules and a copy of the Prospectus as amended are available upon request from the Stock Administration department and can also be accessed electronically. Optionee represents that Optionee has read and understands the terms and provisions thereof, and accepts the Option subject to all the terms and provisions of the Plan, the Rules and the Grant. Optionee acknowledges that there may be adverse tax consequences upon exercise of the Option and that Optionee should consult a tax adviser prior to such exercise.

Optionee Name

ELECTRONIC ARTS INC.

APPROVED UK STOCK OPTION GRANT

2000 EQUITY INCENTIVE PLAN

Employee: Name	Address:

Employee #:

Grant #:	Class:

Location:

Electronic Arts Inc., a Delaware corporation, (the “Company”) hereby grants to the individual named above (the “Optionee”), a non-qualified stock option (the “Option”) to purchase the total number of shares set forth below of common stock of the Company (the “Option Shares”) at the exercise price per share set forth below (the “Exercise Price”). The Option is subject to all the terms and conditions of the UK Sub-Plan of the Electronic Arts Inc. 2000 Equity Incentive Plan (the “Plan”) including the terms and conditions contained in the attached Appendix A (the “Grant”) and the Addendum to the Company’s 2000 Equity Incentive Plan entitled “Rules Applicable to United Kingdom Employees” as amended to date (the “Rules”), the provisions of which are incorporated herein by this reference. The principal features of the option are as follows:

Number of Option Shares:	Exercise Price:

Date of Grant:	Expiration Date:

Vest Start Date:

Subject to the terms and conditions of the Plan and the Grant, these Options will first vest and become exercisable as to 24%, 12 months from Vest Start Date and will then vest 2% on the first calendar day of each month thereafter for 38 months. Optionee may then exercise the option with respect to vested Option Shares at any time until expiration or termination.

The Optionee shall be deemed to have worked a calendar month if Optionee has worked any portion of that month. Only vested Options may be exercised. Vesting will continue in accordance with the Grant schedule during a leave of absence that is protected under local law (which may include, but is not limited to, a maternity, paternity, disability, medical, or military leave), provided that such vesting shall not exceed the maximum vesting period protected by local law. Vesting shall be suspended during any unpaid personal leave of absence, except as otherwise provided by local law.

Election to Transfer Employer’s National Insurance Contributions Liability to Optionee (the “Election”).

Under the terms of the Plan, the Optionee is eligible to receive preferential tax treatment on the “gain arising on exercise.” The gain is equal to the difference between the fair market value of the Option Shares at a time of exercise and the Option exercise price. If Optionee does not exercise the Option under tax-approved circumstances (for example, Optionee exercises the Option within three years of the Date of Grant), Optionee will be subject to UK income tax and National Insurance Contributions on the gain.

Optionee acknowledges that he or she will pay the employee’s primary Class 1 National Insurance Contributions (“the Primary Contributions”) due on the exercise or assignment or release of the Option, pursuant to section 4(4)(a) of the Social Security Contributions and Benefits Act 1992. The Primary Contributions will be payable (i) on the gain arising on exercise or (ii) in the case of assignment or release of the Option, in respect of the difference between the amount of the consideration (if any) given for such assignment or release and the amount of the consideration (if any) given for the Option.

In addition, Optionee and Electronic Arts Limited (“the Employer”) hereby elect that the entire liability of the Employer to pay secondary Class 1 National Insurance Contributions due on the exercise or assignment or release of the Option (“the Secondary Contributions”) is hereby transferred to Optionee. The Secondary Contributions will also be payable (i) on the gain arising on exercise or (ii) in the case of assignment or release of the Option, in respect of the difference between the amount of the consideration (if any) given for such assignment or release and the amount of the consideration (if any) given for the Option. The purpose of this Election is to transfer the Employer’s liability for the Secondary Contributions to the Optionee.

Optionee hereby authorizes the Employer to collect the Secondary Contributions from the Optionee within 30 days after the exercise or assignment or release of the Option or, if earlier, within 14 days after the end of the tax month during which such exercise or assignment or release takes place:

(i) by deduction from salary or any other payment which is payable to the Optionee at any time on or after the date of exercise or assignment or release of the Option, or

(ii) directly from the Optionee by payment in cleared funds, or

(iii) by arranging for the sale of some of the shares that the Optionee is entitled to receive on the exercise of the Option.

The Company has reserved the right under the Plan to withhold the transfer of any shares unless payment is received within the requisite period.

Optionee and the Employer agree to be bound by the terms of this Election. Optionee and the Employer agree that the terms of this Election will apply regardless of whether the Optionee is abroad or not employed on the date on which the liability to Secondary Contributions becomes due.

This Election will continue in effect until such time (if ever) as both the Optionee and the Employer agree that it should cease to have effect or, if earlier, until the date the Inland Revenue may withdraw approval of this Election. This Election will cease to have effect after due payment of the Secondary Contributions in respect of the exercise or assignment or release or cancellation of the Options.

The Employer agrees to pay the Secondary Contributions to the Inland Revenue on behalf of the Optionee within 14 days after the end of the tax month during which the exercise or assignment or release of the Option takes place.

PLEASE READ ALL OF APPENDIX A WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THE OPTION.

ELECTRONIC ARTS INC.

Stephen G. Bené
Senior Vice President, General Counsel

ACCEPTANCE:

Optionee hereby acknowledges that a copy of the Plan, the Rules and a copy of the Prospectus as amended are available upon request from the Stock Administration department and can also be accessed electronically. Optionee represents that Optionee has read and understands the terms and provisions thereof, and accepts the Option subject to all the terms and provisions of the Plan, the Rules and the Grant. Optionee acknowledges that there may be adverse tax consequences upon exercise of the Option and that Optionee should consult a tax adviser prior to such exercise.

Optionee Name

Appendix A

ELECTRONIC ARTS INC.

UK Stock Option Terms and Conditions

Under the 2000 Equity Incentive Plan and Rules of the UK Sub-Plan

1. Form of Option Grant. The Option granted under the UK Sub-Plan shall be evidenced by an approved Stock Option Grant (the “Grant”), which Grant shall comply with and be subject to the terms and conditions of the UK Sub-Plan.

2. Date of Grant. The date of grant of the Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Grant representing the Option will be delivered to the Optionee within a reasonable time after the granting of the Option. Copies of the Plan and Prospectus are available electronically at http://portal.ea.com/home/stockadmin and can also be obtained by contacting the Stock Administration Department. Delivery may be made either by paper copy or electronically.

3. Exercise Price. The Committee shall determine the exercise price of the Option on the date the Option is granted.

4. Exercise Period of Option. The Option shall be exercisable within the times or upon the events determined by the Committee as set forth in the Grant; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted (the “Expiration Date”).

5. Restrictions on Exercise. Exercise of the Option is subject to the following limitations:

(a) the Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, all applicable state securities laws, and the requirements of any stock exchange or national market system on which the Company’s Common Stock may be listed, as they are in effect on the date of exercise; and

(b) the Option may be exercised even if there is outstanding, within the meaning of Section 422A(c)(7) of the United States Internal Revenue Code of 1954, as amended (the “Code”), any incentive stock option to purchase stock of the Company or its Parent or Subsidiary (as defined in the UK Sub-Plan) that was granted to the Optionee before the grant of the Option.

6. Acknowledgments and Waiver. The Optionee agrees and acknowledges that:

(a) the UK Sub-Plan is discretionary and the Company can amend or cancel the UK Sub-Plan at any time;

(b) participation in the UK Sub-Plan is voluntary and does not create any contractual or other right to receive future rights to purchase shares;

(c) the right to purchase shares under the UK Sub-Plan is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any termination, severance, resignation, redundancy, bonuses, pension or retirement benefits or similar payments;

(d) the future value of the Option Shares purchased under the UK Sub-Plan is unknown and cannot be predicted with certainty;

(e) no claim or entitlement to compensation or damages arises from the termination of the right to purchase shares or diminution in value of the shares purchased under the UK Sub-Plan and the Optionee irrevocably releases the Company and the Optionee’s employer from any such claim that may arise; and

(f) the Optionee’s participation in the UK Sub-Plan shall not create a right to further employment with the Optionee’s employer and shall not interfere with the ability of the Optionee’s employer to Terminate the employment relationship at any time.

7. Cancellation of Option.

(a) Except as provided in this section, the Option shall be cancelled in whole if the Optionee Terminates and may not be exercised to the extent cancelled. If the Optionee Terminates for any reason except by death, disability, or retirement, the Option, to the extent it is exercisable on the date on the Termination Date, may be exercised by the Optionee within three (3) months after the Termination Date, but in no event later than the Expiration Date.

(b) Except as provided in this subsection, the Option shall be cancelled in part, if the Optionee ceases to be a full-time employee, but remains an employee of the Optionee’s employer, and may not be exercised to the extent cancelled. If the Optionee ceases to be a full-time employee for any reason other than disability, the Option, to the extent it is exercisable on the date on which the Optionee ceases to be a full-time employee, may be exercised by the Optionee within three (3) months after the Termination Date, but in no event later than the Expiration Date:

(i) Unless otherwise required by local law, the Optionee shall be deemed to be a “full-time” employee if the Optionee works not less than 40 hours per week;

(ii) Except to the extent the Option is cancelled in accordance with subsection (b)(iii) below, the Option shall continue to vest in equal monthly amounts from the Termination Date up to fifty (50) calendar months from the vest start date set forth in the Grant (the “Vest Start Date”), provided the Optionee is continuously employed during the period; and

(iii) The number of Option Shares under the Option that shall be cancelled in accordance with this subsection will be determined by multiplying the total number of Option Shares by the following fraction:

40 minus [number of hours regularly worked per week]

40

(c) If the Optionee is Terminated because of the Retirement of the Optionee or disability of the Optionee within the meaning of Section 22(e)(3) of the Code, the Option, to the extent that it is exercisable on the Termination Date, may be exercised by the Optionee at any time prior to the earlier of (i) expiration of sixty (60) months from the Termination Date, but in any event no later than the Expiration Date. For the purposes of this subsection 7(c) “Retirement” means voluntary termination of employment with the Optionee’s employer by the Optionee if the Optionee’s age added to the Optionee’s years of Service with the Company equals or exceeds sixty (60) and the Optionee has at least ten (10) years of service with the Company. For the purposes of this subsection 7(c), “Service” means employment from date of hire to Termination Date plus any previous employment with the Company where the previous employment period was at least twelve (12) months (exclusive of any extended non-medical leaves of absence) and exceeded the length of time between the Optionee’s previous and current employment with the Company.

(d) If the Optionee is Terminated because of death or if the Optionee dies within three (3) months of Termination other than Termination by reason of Disability or for Cause, the Option, to the extent it is exercisable on the Termination Date, may be exercised by the Optionee (or the Optionee’s legal representative) at any time prior to the expiration of twelve (12) months following the death of the Optionee, but in any event no later than the Expiration Date.

(e) Notwithstanding the provisions in subsection 7(a) above, if the Optionee’s employment is terminated for Cause, the Option may not be exercised to any extent whatsoever and any and all rights and claims the Optionee may have to any Option Shares, or value attributable to any Option Share upon vesting is hereby revoked.

(f) Notwithstanding the provisions in subsection 7(a) above, if (i) the Optionee’s employment with the Company is terminated other than for Cause, (ii) the Optionee was subject to the Company’s “trading window” (as described in the Company’s Policy on Securities Trades by Electronic Arts Personnel) at the time his or her employment was terminated, and (iii) the “trading window” was closed at the time the Optionee’s employment was terminated and remained closed during the entire Post-Termination Exercise Period (thereby preventing the immediate resale of Shares acquired upon exercise of the Option), then the Option, to the extent it is exercisable on the Termination Date, shall remain exercisable until ten (10) days after the date the Optionee is notified by the Company that the “trading window” has been opened; provided, however, that no Option will be exercisable later than the Expiration Date.

8. Manner of Exercise.

(a) The Option shall be exercisable by delivery to the Company a written notice in the form attached hereto as Exhibit A, or in such other form as may be approved by the Board, which shall set forth the Optionee’s election to exercise the Option, the number of Option Shares being purchased, and such other representations and agreements as to the Optionee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.

(b) Such notice shall be accompanied by full payment of the Exercise Price in cash in U.S. dollars.

(c) Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Option Shares registered in the name of the Optionee or the Optionee’s legal representative.

9. Tax Consequences. Set forth below is a brief summary of the current Inland Revenue tax consequences with regard to the exercise of the Option and the subsequent sale of the Option Shares. THIS IS A SUMMARY FOR OPTIONEE’S INFORMATION ONLY AND OPTIONEE IS ADVISED TO SEEK INDIVIDUAL TAX ADVICE.

(a) The Addendum to the Plan under which the Option has been granted has been approved by the UK Board of Inland Revenue under paragraph 1, Schedule 9 of the UK Income and Corporation Taxes Act 1988.

(b) Unless and until approval is withdrawn, there will be no charge to UK income tax on the exercise of an Option in accordance with the UK Sub-Plan provided that at least three (3) but no more than ten (10) years have passed from the Date of Grant of the Option.

(c) On a subsequent sale of the Option Shares, the Optionee will be liable to pay capital gains tax on the resultant gains.

(d) The Company intends to maintain in force the UK Inland Revenue approval for the Plan. However, if it is unable or unwilling to do so, it shall be under no liability to the Optionee as a result of any increased tax liability incurred by him or her whether on exercise of the Option, sale of the Option Shares or otherwise.

10. National Insurance Contributions Joint Election. The Optionee agrees to the terms of the Election to Transfer Employer’s Secondary Class 1 National Insurance Liability in all circumstances where the exercise of the Option gives rise to liability for National Insurance Contributions.

11. Tax Withholding.

(a) The Company will assess its requirements regarding tax, social insurance, and other applicable taxes (“Tax Items”) in connection with the Option. These requirements may change from time to time as laws or interpretations change. Regardless of the Company’s actions in this regard, the Optionee hereby acknowledges and agrees that the ultimate liability for Tax Items is the responsibility of the Optionee and that the Company and/or the Optionee’s employer:

(i) make no representations or undertakings regarding the treatment of any Tax Items in connection with any aspect of the Grant, including the grant or exercise of the purchase rights and the subsequent sale of Option Shares acquired under the UK Sub-Plan; and

(ii) do not commit to structure the terms of the Grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax Items.

(b) Prior to the issuance of the Option Shares upon exercise of the Option in circumstances that do not allow relief from any of the Tax Items, the Optionee must pay or make adequate provisions for the withholding of Tax Items. The Optionee authorizes the Company and/or the Optionee’s employer to withhold all applicable Tax Items legally payable by the Optionee from the compensation paid to the Optionee by the Company and/or the Optionee’s employer or from proceeds of sale. Alternatively, or in addition, if permissible under local law, the Company may sell or arrange for the sale of Option Shares that the Optionee is due to acquire to meet the minimum withholding obligation for Tax Items. The Company or the Optionee’s employer will repay to the Optionee any estimated withholding which is not required in satisfaction of any Tax Items. Finally, the Optionee shall pay to the Company or the Optionee’s employer any amount of any Tax Items that the Company or the Optionee’s employer may be required to withhold as a result of the Optionee’s participation in the UK Sub-Plan or the Optionee’s purchase of Option Shares that cannot be satisfied by the means previously described.

12. Data Privacy. As a condition of participating in the UK Sub-Plan, the Optionee:

(a) consents to the collection, use, processing, and transfer, in electronic or other form, of personal data described in this subsection by, as applicable, the employer of the Optionee, and the Company and any of its Subsidiaries or affiliates for the exclusive purpose of administering his or her participation in the UK Sub-Plan;

(b) understands that the Company, the Optionee’s employer and any of its Subsidiaries or affiliates may hold certain personal information about the Optionee, including the Optionee’s name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all purchase rights or any other entitlement to shares awarded, canceled, purchased, or outstanding in the Optionee’s favor, for the purpose of administering the UK Sub-Plan (“Data”);

(c) understands that Data may be transferred to any third parties assisting the Company in the administration of the UK Sub-Plan;

(d) understands that the recipients of Data may be located in the Optionee’s country of residence, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Optionee’s country of residence;

(e) authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of administering the Optionee’s participation in the UK Sub-Plan, including any requisite transfer of such Data as may be required for the administration of the UK Sub-Plan and/or the subsequent holding of shares on the Optionee’s behalf to a broker or other third party with whom the Optionee may elect to deposit any shares acquired pursuant to the UK Sub-Plan;

(f) understands that Data will be held only as long as necessary to administer the Optionee’s participation in the UK Sub-Plan;

(g) understands that the Optionee may, at any time, review Data, require any necessary amendments to Data or withdraw the consents herein in writing by contacting the Company; and

(h) understands that withdrawing the Optionee’s consent may affect the Optionee’s ability to participate in the UK Sub-Plan.

13. Nontransferability of Option. No Option may be sold, pledged, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution or as determined by the Committee and set forth in the Grant. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of the Optionee.

14. Exclusion of Option From Notice Period. The period of continuous employment for the purposes of the Grant shall be the period commencing on the Vest Start Date and ending on the Termination Date, or if earlier, the date on which the Optionee’s employer gives notice of Termination (the “Vest End Date”). In no event shall vesting of the Option extend beyond the Vest End Date, nor shall any potential value of the Option after the Vest End Date be considered in determining any notice or compensation in lieu of notice that may be required or given upon Termination. The Optionee agrees that this provision is a condition to the Grant and hereby waives any and all rights and claims the Optionee may have to any Option Shares, or value attributable to any Option Shares, which would have under any circumstances vested after the Vest End Date.

15. Authority of the Board and the Committee. Any dispute regarding the interpretation of the Grant shall be submitted by the Optionee, the Optionee’s employer, or the Company, forthwith to the Board or the Committee thereof that administers the UK Sub-Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or Committee shall be final and binding on the Optionee, the Optionee’s employer, and/or the Company.

16. Entire Agreement. The Grant, the UK Sub-Plan, the Plan and the written notice and agreement attached as Exhibit A constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

17. Notice. Copies of the Plan, the UK Sub-Plan and prospectus are available electronically at http://internal.ea.com (Legal&Stock/Stock Administration/Stock Option Plans). The Company’s most recent annual report and published financial statements are available electronically as soon as practicable after their publication by clicking the “Financial Reports” link at http://investor.ea.com. The Plan, the UK Sub-Plan, prospectus, the Company’s annual report, and the Company’s financial statements are also available at no charge by submitting a request to the Stock Administration Department at stockadministration@ea.com.

ELECTRONIC ARTS INC.

STOCK OPTION EXERCISE NOTICE AND AGREEMENT

Electronic Arts Inc.

209 Redwood Shores Parkway

Redwood City, CA 94065

Attention: Stock Administrator

1. Exercise of Option. The undersigned (the “Optionee”) hereby elects to exercise the Optionee’s option to purchase shares of the Common Stock (the “Option Shares”) of Electronic Arts Inc. (the “Company”) pursuant to the following grant (the “Grant”):

Plan: ________________________________	Grant No.: __________________________________
Date of Grant: _______________________	No. of Option Shares to be purchased:____________

2. Representations of Optionee. The Optionee hereby acknowledges, represents, and warrants that the Optionee has received, read, and understood the Plan and the Grant; and will abide by and be bound by the respective terms and conditions.

3. Compliance with Securities Laws. The Optionee understands and acknowledges that the exercise of any rights to purchase any Option Shares is expressly conditioned upon compliance with the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, all applicable state securities laws, and the requirements of any stock exchange or national market system on which the Company’s Common Stock may be listed, as they are in effect on the date of exercise. The Optionee agrees to cooperate with the Company to ensure compliance with such laws.

4. Stop Transfer Notices. The Optionee understands and agrees that the Company may issue appropriate “stop transfer” instructions to its transfer agent to ensure compliance with any restrictions on transfer required by applicable laws or regulations.

5. Tax Consequences. THE OPTIONEE UNDERSTANDS THAT THE OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF THE OPTIONEE’S PURCHASE OR DISPOSITION OF THE OPTION SHARES. THE OPTIONEE REPRESENTS THAT THE OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) THAT THE OPTIONEE DEEMS NECESSARY IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE OPTION SHARES; AND THAT THE OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

6. Payment. The Optionee herewith delivers to the Company the aggregate exercise price of the Option Shares that the Optionee has elected to purchase. In addition to the aggregate exercise price, the Optionee herewith delivers to the Company the amount of, or has made adequate provisions for, the withholding of applicable income tax, social insurance, and other taxes.

7. Cashless Exercise. If the cashless method of exercise is used, payment of the aggregate exercise price shall be made through a special sale and remittance procedure pursuant to which the Optionee provides irrevocable instructions to (A) a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income tax, social insurance, and other taxes required to be withheld by the Company by reason of such exercise; and (B) the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

8. Entire Agreement. This Exercise Notice and Agreement, the Non-Qualified Stock Option Grant, and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

9. Governing Law. This Exercise Notice and Agreement, the Non-Qualified Stock Option Grant, and the Plan shall be governed by, and subject to, the laws of the State of California, United States, except for that body of law pertaining to conflicts of laws.

OPTIONEE	ELECTRONIC ARTS INC.

By:	By:
Name:	Name:	Stephen G. Bené
	Title:	Senior Vice President, General Counsel
Date:	Date:

ELECTRONIC ARTS INC.

OWNERSHIP AWARD

2000 EQUITY INCENTIVE PLAN

Participant Name	Employee #:

Address	Award #:

Class:

Location:

Electronic Arts Inc., a Delaware corporation, (the “Company”) hereby grants to the Participant named above an Ownership Award (the “Award”) consisting of Restricted Stock Units issued under the Company’s 2000 Equity Incentive Plan, as amended (the “Plan”), to receive the total number of units set forth below of the Company’s Common Stock (the “Award Units”). The Award is subject to all of the terms and conditions set forth herein, in the attached Appendix A, and in the Plan, the provisions of which are incorporated herein by reference. The principal features of the Award are as follows:

Award Units:

Award Date:

Vesting Schedule: Subject to the terms and conditions of the Plan and of Appendix A, the Award shall vest as to twenty-five percent (25%) of the Award Units on each of the first, second, third and fourth anniversaries of the Award Date on which Participant is, and has remained continuously since the Award Date, employed by the Company or a Subsidiary (or such later date as may result from suspended vesting as provided below). Vesting will continue in accordance with the Vesting Schedule during a leave of absence that is protected under local law (which may include, but is not limited to, a maternity, paternity, disability, medical, or military leave), provided that such vesting shall not exceed the maximum leave of absence period protected by local law. Vesting shall be suspended during any unpaid personal leave of absence, except as otherwise provided by local law.

PLEASE READ ALL OF APPENDIX A WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THE AWARD.

ELECTRONIC ARTS INC.

Stephen G. Bené
Senior Vice President, General Counsel

Participant hereby acknowledges that a copy of the Plan and a copy of the Prospectus, as amended, are available upon request from the Company’s Stock Administration department and can also be accessed electronically. Participant represents that Participant has read and understands the terms and conditions thereof, and accepts the Award subject to all the terms and conditions of the Plan and the Award. Participant acknowledges that there may be adverse tax consequences due to the Award and that Participant should consult a tax advisor to determine his or her actual tax consequences. Participant must accept this Award by executing and delivering a paper or electronic version to the Company within thirty (30) days otherwise the Company may, at its discretion, rescind the Award in its entirety.

Participant Name

APPENDIX A

ELECTRONIC ARTS INC.

EMPLOYEE SHARE OWNERSHIP AWARD

(U.S. EMPLOYEES)

1. Award. Each Award Unit represents the right to receive one share of Electronic Arts Inc. Common Stock, $0.01 par value per share (“Common Stock”), subject to certain restrictions and on the terms and conditions contained in this Employee Share Ownership Award (“Award”) and the Electronic Arts’ 2000 Equity Incentive Plan, as amended (the “Plan”). In the event of any conflict between the terms of the Plan and this Award, the terms of the Plan shall govern. Any terms not defined herein shall have the meaning set forth in the Plan.

2. No Shareholder Rights. The Award does not entitle Participant to any rights of a shareholder of Common Stock. The rights of Participant with respect to the Award shall remain forfeitable at all times prior to the date on which such rights become vested.

3. Conversion of Award Units; Issuance of Common Stock. No Shares of Common Stock shall be issued to Participant prior to the date on which the Award Units vest. After any Award Units vest, the Company shall promptly cause to be issued in book-entry form, registered in Participant’s name or in the name of Participant’s legal representatives, beneficiaries or heirs, as the case may be, Common Stock in payment of such vested whole Award Units; provided, however, that in the event such Award Units do not vest on a day during which the Company’s Common Stock is quoted on the Nasdaq National Market (or traded on such other principal national securities market or exchange on which the Company’s Common Stock may then be listed) (“Trading Day”), the Company shall cause such Common Stock to be issued on the next Trading Day following the date on which such Award Units vest; provided, further, that in no event shall the Company cause such Shares to be issued later than two (2) months after the date on which such Award Units vest. For purposes of this Award, the date on which vested Award Units are converted into Common Stock shall be referred to as the “Conversion Date.”

4. Fractional Award Units. In the event Participant is vested in a fractional portion of an Award Unit (a “Fractional Portion”), such Fractional Portion shall not be converted into a Share or issued to Participant. Instead, the Fractional Portion shall remain unconverted until the final vesting date for the Award Units; provided, however, if Participant vests in a subsequent Fractional Portion prior to the final vesting date for the Award Units and such Fractional Portion taken together with a previous Fractional Portion accrued by Participant under this Award would equal or be greater than a whole Share, then such Fractional Portions shall be converted into one Share; provided, further, that following such conversion, any remaining Fractional Portion shall remain unconverted. Upon the final vesting date, the value of any remaining Fractional Portion(s) shall be rounded up to the nearest whole Award Unit at the same time as the conversion of the remaining Award Units and issuance of Common Stock described in section 3 above.

5. Restriction on Transfer. Neither the Award Units nor any rights under this Award may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Participant other than by will or by the laws of descent and distribution, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition shall be void and unenforceable against the Company. Notwithstanding the foregoing, Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise Participant’s rights and receive any property distributable with respect to the Award Units upon Participant’s death.

6. Termination of Employment.

(a) Forfeiture of Unvested Award Units Upon Termination of Employment, Other than Death or Disability. In the event that Participant’s employment or service is Terminated for any reason other than death or Disability and the Award Units are not yet fully vested as of the date of Termination, then the unvested Award Units shall be forfeited immediately upon such Termination.

(b) Termination of Employment Due to Death or Disability. If the Participant’s employment with the Company or Subsidiary is Terminated due to death or Disability after the first anniversary of the Award Date, a pro-rata portion of the Award Units, to the extent that the Award Units are partially vested on the Termination date, will be converted into Shares and issued to the Participant, or Participant’s legal representatives, beneficiaries, or heirs, as the case may be. If the Participant’s employment with the Company or Subsidiary is Terminated due to death or Disability, before the first anniversary of the Award Date, the entire Award shall be forfeited. In determining the pro-rata portion of the Award Units that are vested on the Termination date, the Committee will consider the number of months worked by Participant during the 12-calendar month period preceding the next anniversary of the Award Date under the following formula:

Number of Award Units scheduled to vest on the next anniversary of the Award Date	multiplied by	[Number of calendar months worked by Participant during the 12-month period prior to the next anniversary of the Award Date] divided by 12

Participant shall be deemed to have worked a calendar month if Participant has worked any portion of that month. The Committee’s determination of vested Award Units shall be in whole Award Units only and will be binding on the Participant.

7. Forfeiture of Pro-Rata Portion of Award Units Upon Cessation of Full-Time Employment Status. Except as provided in this section, the Award Units shall be forfeited in part, if Participant ceases to be a full-time employee, but remains an employee of the Company or Subsidiary. If the Participant ceases to be a full-time employee for any reason other than Disability but remains an employee of the Company or Subsidiary, the number of Award Units shall be reduced by the result of the following formula:

Total number of unvested Award Units	multiplied by

[[X minus Y] divided by X]

Where X equals the number of hours in Participant’s regularly-scheduled workweek prior to ceasing to be a full-time employee, and Y equals the number of hours in Participant’s regularly-scheduled workweek after ceasing to be a full-time employee.

Unless otherwise determined by the Committee or required by local law, a Participant shall be deemed to be a “full-time” employee if Participant works not less than 40 hours per week or such other number of minimum hours per workweek then considered by the Company in its sole discretion to be “full-time”. The Award shall continue to vest as set forth in the Award, provided the Participant is continuously employed by the Company or Subsidiary during the relevant vesting period.

8. No Rights of Employment. Nothing in the Plan or the Award shall confer on Participant any right to continue in the employ of, or other relationship with, the Company or any Subsidiary or limit in any way the right of the Company or any Subsidiary to terminate Participant’s employment or other relationship at any time, with or without cause.

9. No Acquired Rights. The Participant agrees and acknowledges that:

(a) the Plan is discretionary and the Company can amend or cancel it at any time;

(b) participation in the Plan is voluntary and does not create any contractual or other right to receive future rights to Shares;

(c) the right to Shares under the Plan is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any termination, severance, resignation, redundancy, bonuses, pension or retirement benefits or similar payments;

(d) the future value of the Shares awarded under the Plan is unknown and cannot be predicted with certainty; and

(e) no claim or entitlement to compensation or damages arises from the termination of the right to receive Shares or diminution in value of the Shares awarded under the Plan and the Participant irrevocably releases the Company and the Participant’s employer from any such claim that may arise.

10. Tax Withholding.

(a) The Company will assess its requirements regarding tax, social insurance, and other applicable taxes (“Tax Items”) in connection with the Award. These requirements may change from time to time as laws or interpretations change. Regardless of the Company’s actions in this regard, the Participant hereby acknowledges and agrees that the ultimate liability for Tax Items is the responsibility of the Participant. Participant acknowledges and agrees that the Company and/or the Participant’s employer:

(i) make no representations or undertakings regarding the treatment of any Tax Items in connection with any aspect of the Award, including the subsequent sale of Shares acquired under the Plan; and

(ii) do not commit to structure the terms of the Award or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax Items.

(b) Prior to the delivery of Shares upon the vesting of Award Units (“Award Shares”), the Participant must pay or make adequate provisions for the withholding of Tax Items. The Participant authorizes the Company and/or the Participant’s employer to collect the Tax Items by withholding from the delivery of the Award Shares a whole number of Shares with a Fair Market Value equal to or in excess of the minimum withholding obligation for Tax Items; provided, however, that in order to avoid issuing fractional Shares, the Company may issue no more than a single whole Share in excess of the minimum withholding obligation for Tax Items. For example, if the minimum withholding obligation for Tax Items is $225 and the Fair Market Value of the Common Stock is $50 per share, then the Company may withhold up to five (5) Shares from the delivery of Award Shares on the issuance date. The Company or the Participant’s employer will remit the total amount withheld for Tax Items to the appropriate tax authorities. The Participant shall pay to the Company or the Participant’s employer any amount of any Tax Items that the Company or the Participant’s employer may be required to withhold as a result of participation in the Plan that cannot be satisfied by the means previously described.

11. Tax Consequences. Set forth below is a brief summary as of the date the form of Award was adopted of some of the federal and California tax consequences of the Award, the vesting of the Award Units, and disposition of the Award Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT IS STRONGLY ADVISED TO CONSULT A TAX ADVISER.

(a) Vesting of Award Units. Upon the issuance of Award Shares to Participant following the vesting of Award Units, Participant will recognize compensation income (taxable at ordinary income tax rates) equal to the Fair Market Value of the Award Shares on the Conversion Date.

(b) Disposition of the Award Shares. For federal tax purposes, if the Award Shares are held for less than twelve (12) months after the Conversion Date, any gain realized on the disposition of the Award Shares will be treated as a short-term capital gain. If the Award Shares are held for more than twelve (12) months any such gain will be treated as long-term capital gain.

12. Compliance with Laws and Regulations. The issuance and transfer of Common Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state laws and with all applicable requirements of any stock exchange or national market system on which the Company’s Common Stock may be listed at the time of such issuance or transfer.

13. Authority of the Board and the Committee. Any dispute regarding the interpretation of the Award shall be submitted by Participant, Participant’s employer, or the Company, forthwith to either the Board or the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or Committee shall be final and binding on the Participant, Participant’s employer, and/or the Company.

14. Governing Law. The Award as well as the terms and conditions set forth in the Plan shall be governed by, and subject to, the law of the State of California.

15. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction or this Award.

16. Agreement Severable. In the event that any provision in this Award agreement is held to be invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award agreement.

17. Entire Agreement. The Award, including this Appendix A, and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.